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                                                                    EXHIBIT 12.1


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                                                    ADVANSTAR COMMUNICATIONS INC

                                       COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES/DEFICIENCY
                                     IN THE COVERAGE OF FIXED CHARGES BY EARNINGS BEFORE FIXED CHARGES


                                                                                PREDECESSOR
                                                       ---------------------------------------------------------------------------
                                                         FISCAL     FIVE MONTHS   SEVEN MONTHS             YEAR ENDED
                                                       YEAR ENDED      ENDED          ENDED                DECEMBER 31,
                                                       DECEMBER 31     MAY 31,     DECEMBER 31   ---------------------------------
                                                          1995          1996           1996        1997          1998       1999
                                                       -----------  ------------  ------------   ---------     --------- ---------

                                                                                  (DOLLARS IN THOUSANDS)
Earnings before fixed charges:

     Income (loss) before income taxes                 $   (978)    $    4,469     $ (9,338)     $ (8,312)    $(27,172)   $(12,016)
     Portion of rents representative of interest
       factor                                             1,029            382          575         1,024         1,368      1,798
     Interest on indebtedness                            19,613          6,963        7,511        15,117        27,862     39,888
                                                       --------     ----------     --------      --------     ---------   --------
         Earnings (loss) before fixed charge           $ 19,664     $   11,814     $ (1,252)     $  7,829     $   2,058   $ 29,670
                                                       ========     ==========     ========      ========     =========   ========

Fixed charges:

     Portion of rents representative of interest
       factor                                          $  1,029     $      382     $    575      $  1,024      $  1,368   $  1,798
     Interest on indebtedness                            19,613          6,963        7,511        15,117        27,862     39,888
                                                       --------     ----------     --------      --------     ---------   --------
         Total fixed charges                           $ 20,642     $    7,345     $  8,086      $ 16,141      $ 29,230   $ 41,686
                                                       ========     ==========     ========      ========     =========   ========

Ratio of earnings to fixed charges                          -              1.6         -             -             -          -
                                                       ========     ==========     ========      ========     =========   ========

Deficiency in the coverage of fixed charges
     by earnings before fixed charges                  $   (978)          -          (9,338)       (8,312)      (27,172)   (12,016)
                                                       ========     ==========     ========      ========     =========   ========


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                                                                   PREDECESSOR                            ADVANSTAR
                                                                ------------------     --------------------------------------
                                                                  FOR THE PERIOD           FOR THE PERIOD
                                                                  FROM JANUARY 1,         FROM OCTOBER 12,
                                                                   2000 THROUGH             2000 THROUGH
                                                                    OCTOBER 11,              DECEMBER 31,           COMBINED
                                                                       2000                      2000                 2000
                                                                ------------------     --------------------         ---------
                                                                                                                   (UNAUDITED)
                                                                                                  (DOLLARS IN THOUSANDS)
Earnings before fixed charges:

     Income (loss) before income taxes                          $          10,700          $       (21,517)       $  (10,817)
     Portion of rents representative of interest
       factor                                                               1,821                      288             2,109
     Interest on indebtedness                                              38,161                   13,765            51,926
                                                                -----------------          ---------------        ----------
         Earnings (loss) before fixed charge                    $          50,682          $        (7,464)       $   43,218
                                                                =================          ===============        ==========

Fixed charges:

     Portion of rents representative of interest
       factor                                                   $           1,821          $           288        $    2,109
     Interest on indebtedness                                              38,161                   13,765            51,926
                                                                -----------------          ---------------        ----------
         Total fixed charges                                    $          39,982          $        14,053        $   54,035
                                                                =================          ===============        ==========

Ratio of earnings to fixed charges                                            1.3                     -                 -
                                                                =================          ===============        ==========

Deficiency in the coverage of fixed charges
     by earnings before fixed charges                                       -                      (21,517)          (10,817)
                                                                =================          ===============        ==========
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